UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 3, 2011

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7700 France Ave. S., Suite 200 Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Resignation of Senior Vice President, Chief Financial Officer

In connection with the employment of William R. Wolff as Senior Vice President, Chief Financial Officer of Analysts International Corporation (the “Company”), as disclosed below, Randy Strobel resigned from his position as the Company’s current Senior Vice President, Chief Financial Officer effective as of the close of business on Friday, August 5, 2011.  Mr. Strobel will remain as an employee of the Company through the close of business on August 31, 2011, at which time his resignation from all positions with the Company will become effective in accordance with the provisions of the Separation Agreement and Release of Claims between the Company and Mr. Strobel dated May 4, 2011, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on 8-K filed May 5, 2011.

(c)                                 Appointment of Chief Financial Officer

On August 3, 2011, the Company and William R. Wolff, 53, entered into an Employment Agreement (the “Agreement”) with an effective date of August 8, 2011, which provides that Mr. Wolff will be employed as Senior Vice President, Chief Financial Officer of the Company for an initial term of one year.  Thereafter, the Agreement automatically renews for successive one-year renewal terms until the Company or Mr. Wolff provides notice of non-renewal in writing to the other at least 30 days prior to the applicable renewal date.

Prior to this appointment, since December 2009, Mr. Wolff served as Chief Executive for a startup video hosting website for youth sports, TeamKLPZ, LLC of Burnsville, Minnesota.  Before then, from February 2007 through May 2009, he served as Chief Executive Officer of Dascom Systems Group, LLC of Woodbury, Minnesota, a private equity backed systems integration firm serving the rural telecommunications IPTV industry and the distance education markets.  From December 2003 through November 2006, Mr. Wolff served as Chairman and Chief Executive Officer of MakeMusic, Inc. of Minneapolis, Minnesota, a publicly traded technology company with sales worldwide, where he was responsible for all aspects of the company including sales, marketing, customer service, product development, finance and operations.

The full text of the press release issued in connection with Mr. Wolff’s employment with the Company is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

The Agreement provides that Mr. Wolff will receive base compensation of $230,000 per year and will be eligible to earn an annual cash incentive payment in an amount up to of 50% of his annual base compensation for the year in which the bonus was earned, contingent upon meeting certain individual and company performance objectives set by the Compensation Committee of the Company’s Board of Directors (the “Committee”) on an annual basis.  For the Company’s fiscal year 2011, which ends on December 31, 2011, Mr. Wolff will be eligible to receive incentive compensation in an amount up to 40% of his annual base compensation, pro-rated to reflect his partial employment with the Company during fiscal year 2011.

The Agreement additionally provides that, subject to approval of the Company’s Board of Directors (the “Board”) (which approval was granted at a regularly scheduled meeting of the Board held on August 3, 2011), and contingent upon mutual execution of appropriate agreements in the Company’s standard form, Mr. Wolff will be granted 20,000 stock options and awarded 20,000 restricted stock units under the Company’s 2004 Equity Incentive Plan and 2009 Equity Incentive Plan, respectively.  The Company expects to execute the appropriate agreements, and grant such stock options and award such restricted stock units, after the close of the Nasdaq Stock Market on Tuesday, August 9, 2011, the second full business day following public release of the Company’s financial results for its second quarter of fiscal 2011.  The exercise price of the stock options will be equal to the closing price of the Company’s common stock on the date of grant.  The Company’s standard form of stock option agreement under the 2004 Equity Incentive Plan provides that one-quarter of the options will vest immediately and the remainder will vest ratably on an annual basis on each of the first three one-year anniversaries of the grant date.  The 2004 Equity Incentive Plan provides that in the event of an acquisition of the Company the Board may, among other things, provide for the equitable acceleration of the exercisability of any outstanding options.  The Company’s standard form of restricted stock unit agreement under the 2009 Equity Incentive Plan provides that one-quarter of the restricted stock unit award will vest immediately and the remainder will vest ratably on an annual basis on each of the first three one-year anniversaries of the grant date, and further provides that the restricted stock unit award shall become fully vested upon a “Change of Control” (as defined in said plan).

Notwithstanding the term of the Agreement, either party has the right to terminate the Agreement and Mr. Wolff’s employment at any time.  In the event Mr. Wolff’s employment is terminated by the Company during the original term or any renewal term without “Cause” (as defined in the Agreement), the Company will pay severance to Mr. Wolff by continuing to pay his base compensation for 12 months after any such termination, provided that he first signs all appropriate paperwork, including providing a full release (not later revoked within the statutory period) of all claims against the Company, in form and substance acceptable to the Company.  If the Company terminates Mr. Wolff’s employment for Cause, no severance is payable and the Company will have no further obligation or liability to him.  If the Company elects not to renew the Agreement beyond expiration of the then-current term, the Company will pay severance to Mr. Wolff by continuing to pay his base compensation for four (4) months after the Agreement expires, provided that he first signs all appropriate paperwork, including providing a full release (not later revoked within the statutory period) of all claims against the Company, in form and substance acceptable to the Company.

The Agreement contains customary confidentiality and assignment of inventions provisions that survive the termination of the Agreement for an indefinite period.  The Agreement also contains non-solicitation, non-interference, non-competition, and non-disparagement provisions extending for 12 months after termination of Mr. Wolff’s employment.

The foregoing description of the Agreement and the terms of the options to be granted and restricted stock units to be awarded to Mr. Wolff is merely intended to be a summary of the Agreement, the stock options and the restricted stock unit award, and is qualified in its entirety by reference to the Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated by reference into this Item 5.02(c) as if fully set forth herein.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Analysts International Corporation and William R. Wolff, fully executed on August 3, 2011, with an effective date of August 8, 2011

99.1	Press release entitled, “Analysts International Corporation Names Bill Wolff Chief Financial Officer,” issued by Analysts International Corporation on August 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2011	ANALYSTS INTERNATIONAL CORPORATION

/s/ Brittany B. McKinney
Brittany B. McKinney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Analysts International Corporation and William R. Wolff, fully executed on August 3, 2011, with an effective date of August 8, 2011

99.1	Press release entitled, “Analysts International Corporation Names Bill Wolff Chief Financial Officer,” issued by Analysts International Corporation on August 3, 2011